Exhibit 10.7

                                 Miller & Paine
           121 South 13th Street   o  Suite 202   o  Lincoln, NE 68508
                   o  402-434-2137 o  Fax 402-434-2134

May 20, 2005



Alan Fosler
Union Bank & Trust 5401
South St.
Lincoln, NE. 68506


Dear Alan:

This letter shall serve as a lease agreement for Union Bank & Trust ("Tenant") to lease storage space from Miller & Paine LLC, a Nebraska limited liability company ("Landlord") in the basement of the Lincoln Square Building, 121 S. 13TH Street, Lincoln, Nebraska, as shown on Exhibit A attached. Following are the mutually agreed upon lease terms:

PREMISES:
        Secured storage space measuring 288 square feet in the basement of the Lincoln Square Building, as shown on the floor plan attached hereto as Exhibit A.

COMMENCEMENT DATE: March
        10,2005

TERM:
        This Lease shall be month to month from March 1,2005 with automatic renewal, provided however that either party may terminate this lease with thirty (30) days notice.

RENTAL AMOUNT:
        Tenant shall pay a fixed rent of $72.00 per month, payable on the first day of each calendar month. This represents a gross annual rate of $3.00 per square foot for the 288 sq. ft. Rent for any partial month of occupancy shall be prorated for the number of days of actual occupancy. Beginning March 3,2007 annual gross rent shall increase by $.25 per sq. ft. for each 2 year period so long as the lease is renewed.

BUILDING OPERATING COSTS:
        The fixed monthly rent is a gross rental amount and AS such the Tenant shall have no obligation for any additional rent for utilities, taxes, special assessments, common area maintenance, building insurance and other like costs associated with management and ownership of the building.

INSURANCE:
        Tenant shall be responsible for maintaining comprehensive liability insurance against claims for bodily injury and property damage in or about the leased premises.


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INDEMNIFICATION:
        Tenant waives all claims against Landlord, it's agents and employees for loss, theft or damage to inventory, equipment, records and other property of the tenant on the premises.

BUILDING HOURS:
        The Lincoln Square building hours will be 6:00 am, to 6:00 pm. Monday through Friday, 7:00 am. to 5:00 pm. on Saturdays. Landlord reserves the right to adjust building hours if necessary. The tenant may make arrangements for access to storage space in other than normal building hours.


        For Miller & Paine LLC, Landlord

        /s/ Robert E. Campbell, II
        ------------------------------------------
        Robert E. Campbell, II
        OPERATING MANAGER

        Accepted and Agreed
        Union Bank & Trust, Tenant
        /s/ Alan Fosler
        OPERATING MANAGER